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                                                                   EXHIBIT 16.1

To: Securities and Exchange Commission

  We audited the financial statements of Computer Generated Solutions, Inc. (the "Company") at December 31, 1994, and for each of the two years in the period ended December 31, 1994. In this regard, we agree with the statements made by the Company in the Company's Registration Statement on Form S-1 dated the date hereof under the caption "Change of Auditors."

                                     BDO Seidman, LLP

New York, NY
July 31, 1996